Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Kardigan, Inc. of our report dated March 26, 2026, except for the effects of the stock split discussed in Note 2 to the consolidated financial statements, as to which the date is June 11, 2026, relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-296236) of Kardigan, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-296236) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 17, 2026

1